Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73, 74U and 74V correctly, the correct answers are as follows...



				A	B	C	Institutional

72. DD)
(1)    Mid Cap Growth Fund	n/a	n/a	n/a	n/a
72. EE)
(1)    Mid Cap Growth Fund	n/a	n/a	n/a	n/a
73. A)
(1)    Mid Cap Growth Fund	n/a	n/a	n/a	n/a
73. B)
(1)   Mid Cap Growth Fund	n/a	n/a	n/a	n/a
74. U)
(1)   Mid Cap Growth Fund	2,183	150	170	n/a
74. V)
(1)   Mid Cap Growth Fund	$28.67	$21.30	$24.55	$n/a